CONVERTIBLE PROMISSORY NOTE TRANSFER AGREEMENT

This CONVERTIBLE PROMISSORY NOTE TRANSFER AGREEMENT (the “Agreement”) is entered into as of the 28th day of April, 2012, by and among, Great Essential Investment, Ltd., a company registered in the Virgin Islands (“Great Essential”), Carlyle Asia Growth Partners III, L.P., a limited partnership organized under the laws of the Cayman Islands (“CAGP”) and CAGP III Co-Investment, L.P., a limited partnership organized under the laws of the Cayman Islands (“CAGP III,” and together with CAGP, the “Holders”) and China Recycling Energy Corporation, a Nevada corporation (the “Company”). Any capitalized terms in this Agreement not otherwise defined shall have the meaning ascribed to them in the Subscription Agreement and the Note (as hereinafter defined).

RECITALS

WHEREAS, on April 29, 2009, the Holders and the Company entered into a Note Subscription and Amendment Agreement (the “Subscription Agreement”) pursuant to which the Company issued to the Holders collectively an 8% secured convertible promissory note in the principal amount of $3,000,000 (the “Note”).

WHEREAS, the Holders have determined that it is in their best interests to sell, subject to the terms and conditions set forth herein, the Note to Great Essential;

WHEREAS, Great Essential has determined that it is in its best interest to purchase, subject to the terms and conditions set forth herein, the Note from the Holders; and

WHEREAS, the Company has agreed to the provisions of this Agreement that are necessary for the parties to complete the transaction which they have negotiated.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

The Note Transfer

Section 1.01. The Note Transfer. Subject to the terms and conditions of this Agreement, Great Essential and the Holders have agreed that Great Essential shall pay US$ 3 million to the Holders for their entire right, title and interest in the Note. The Note transfer shall take effect on the Transfer Date and the US$3 million transfer price (the “Transfer Price”) shall be paid on or before May 29, 2012 (the “Transfer Date”) by wire transfer of immediately available funds to an account designated in writing by the Holders and delivered to Great Essential on or prior to the Transfer Date. In addition, Great Essential shall pay, together with the Transfer Price, interest on any outstanding Transfer Price at 8.0% per annum between April 29, 2012 and the Transfer Date. If Great Essential fails to pay the Transfer Price in full on or before May 29, 2012, the interest rate applicable on the outstanding amount shall be at 16% per annum until the Transfer Price is paid in full. Interest on the outstanding Transfer Price shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days. It is understood all interest due and payable on the Note as of April 29, 2012 will have been paid by the Company to the Holders. The Note shall be transferred with all the conversion rights described in the Note (and in the related Transaction Documents as that term is defined in the Note) but Great Essential shall not have any of other rights granted to the Holders under the Transaction Documents. Unless otherwise provided in this Agreement, the risks and full economic benefits with respect to the Note shall pass to Great Essential on the Transfer Date. If Great Essential fails to pay the Transfer Price in full before the Transfer Date, the Transfer Date shall be postponed accordingly until such date when the Holders receive the full payment of the Note and any interest accrued thereon, provided that if Great Essential fails to pay outstanding amount in full before June 30, 2012, this Agreement and the Note transfer shall be terminated. The Holders and Great Essential agree with the Company that the maturity date of the Note shall be extended for a period of 60 days following the Transfer Date and that Great Essential shall have registration rights with respect to shares issuable upon conversion of the Note consistent with the registration rights of the Holders pursuant to the Amended and Restated Registration Rights Agreement between the Holders and the Company dated April 29, 2009.

Section 1.02. Further Documentation. The parties hereby agree to execute such other documents as may be required to carry out this transaction including the issuance of a replacement note as provided in section 5.4 of the Note, if necessary. Despite the requirement under section 5.4 of the Note, Parties agree that the Holders shall surrender the Note to Great Essential upon the Transfer Price being paid in full, and the Holders can choose to deliver the Note to the offices of the Company’s outside counsel in Washington D.C. for it to send the Note to Great Essential.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01. Representations and Warranties of Great Essential. Great Essential represents and warrants to the Holders and the Company as follows:

(a) Great Essential has all power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance by Great Essential of this Agreement and the transactions contemplated hereby including, without limitation, the purchase of the Note, have been duly authorized by Great Essential.

(b) This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Great Essential, enforceable against Great Essential in accordance with its terms.

(c) The Note will be acquired for investment for the account of Great Essential, and not as a nominee or agent, and not with a view to the distribution or public offering thereof. In connection therewith, Great Essential confirms that it is neither a U.S Person, as such term is defined in Rule 902(k) of Regulation S, under the Securities Act of 1933, as amended (the “Securities Act”) nor located within the United States, and that the transaction will be between non-U.S. Persons, and take place outside of the United States.

(d) Great Essential has not been contacted concerning the acquired Note or the matters set forth in this Agreement by means of any advertisement or other general solicitation.

(e) Great Essential understands that a registration statement on Form S-3 has been filed with the Securities and Exchange Commission of the United States (the “SEC”) covering the shares issuable upon the conversion of the Note;, however, it has not been declared effective by the SEC and that the Note has not been registered under either the Securities Act or the securities laws of any state by reason of specific exemptions therefrom and that such securities may be resold in the United States without registration under the Securities Act only in certain limited circumstances.

(f) Great Essential is a sophisticated and experienced investor, with experience in buying and selling securities and has the ability to evaluate the merits and risks of buying the Note. Great Essential has had access to information relating to the Company, and has had the opportunity to do due diligence concerning the Company, as Great Essential deems necessary to make an informed investment decision in connection with the purchase of the Note. Great Essential has made an independent decision to acquire the Note based on the information available to it. Great Essential has determined that it has adequate information concerning the business and financial condition of the Company and understands the disadvantage to which it may be subject on account of the disparity of information between Great Essential and the Holders. Great Essential understands that, except as provided in Section 2.02 below, the Holders are making no representations and warranties concerning the Note or the business and financial condition of the Company.

Great Essential understands that the Company and/or its affiliates (including the Holders) may now or at any other time have material confidential information that could affect the value of the Note and that this information has not been, and may not be in the future, made available to Great Essential. Great Essential hereby waives any claim against, and covenants not to sue, the Company, the Holders and their respective controlling persons, officers, directors, members, partners, agents or employees and their respective successors and assigns, from any and all claims, demands, causes of action, damages, losses, expenses or liabilities, of any nature whatsoever, whether accrued or unaccrued, contingent or liquidated, known or unknown, arising from or connected to any action heretofore or hereafter taken or omitted to be taken in connection with this Agreement or any transaction contemplated hereby, including without limitation any failure to disclose to Great Essential any information concerning the Company, including, without limitation, confidential information in connection with any sale of the Note.

(g) Great Essential understands that Regulation S promulgated under the Securities Act, is available only for offers and sales of securities outside the United States, and will comply with Regulation S, specifically complying with the restrictions on re-sale of the securities of Rules 903 (a) and (b)(3) of Regulation S.

(h) Legends. Great Essential acknowledges that the Note it acquires will bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE (A) ABSENCE OF (I) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR (II) AN OPINION OF COUNSEL TO THE HOLDER THAT SUCH REGISTRATION IS NOT REQUIRED OR (B) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF THE SECURITIES ACT. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(i) Great Essential acknowledges that it is aware of its obligations under the Securities Exchange Act of 1934 (the “1934 Act”), including, but not limited to those filing obligations that are triggered as a result of the consummation of the sale of the Note pursuant to Sections 13 and 16 of the 1934 Act, together with filings required to be made by the Company and the Holders, after the consummation of the sale of the Note or their conversion into shares of the Company’s common stock.

(j) Great Essential understands that one or more stockholders, including the Holders, may be an “affiliate” of the Company within the meaning of U.S. federal and state securities laws.

(k) The execution, delivery and performance of this Agreement by Great Essential and the consummation of the transactions contemplated thereby, do not and will not (a) violate any requirement of law applicable to Great Essential, or (b) result in a material breach or default under any of the contractual obligations of Great Essential, or under any order, writ, judgment, injunction, decree, determination or award of any governmental authority, in each case applicable to Great Essential or its properties.

(l) No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other person in respect of any requirement of law, and no lapse of a waiting period under any requirement of law, is necessary or required in connection with the execution, delivery or performance by Great Essential (including, without limitation, the acquisition of the Note) or enforcement against Great Essential of this Agreement or the transactions contemplated hereby.

(m) There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Great Essential or any action taken by Great Essential. Holders shall not be liable for any costs or expenses incurred by or on behalf of Great Essential in connection with this Agreement or the transactions contemplated hereby.

Section 2.02. Representations and Warranties of the Holders. Each of the Holders represents and warrants to Great Essential as follows:

(a) The Holder has all power and authority to execute, deliver and perform this Agreement.

(b) This Agreement is the valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms.

(c) The Holder is the record and beneficial owner of the Note acquired by Great Essential, and the Note conveyed pursuant to this Agreement has not been assigned, pledged, sold, transferred or otherwise previously conveyed.

(d) Except for the representations and warranties contained in this Section 2.02, neither the Holders, the Company nor any other person makes any other express or implied representation or warranty with respect to the Note or the business and financial condition of the Company, and the Holders disclaim any other such representations, warranties, forecasts, projections, statements or information.

Section 2.03. Modification of S-3 Registration Statement. The Company agrees that it shall modify the registration statement described in Section 2.01(d) above to identify the shares issuable upon conversion of the Note either to remove such shares from registration or to identify them to Great Essential, as Great Essential shall direct, after consummation of the purchase of the Note pursuant to this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.01. Governing Law; Successors and Assigns. This Agreement shall be governed and construed in accordance with the laws of the State of New York and applicable federal law without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

Section 3.02. Confidentiality. Each Party agrees to hold and keep the information in this Agreement confidential and will not disclose any of such information in any manner whatsoever, except as may otherwise be required by applicable law or NASDAQ rule.

Section 3.03. Entire Agreement and Severability. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes and replaces any prior agreement or understanding among Great Essential, the Holder and the Company with respect to the transfer of the Note between Great Essential and the Holders. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

Section 3.04. Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

Section 3.05. Counterparts. This Agreement may be executed in any number of counterpart copies, all of which copies shall constitute one and the same instrument.

Section 3.06. Independent Counsel. Great Essential and the Holders each acknowledge that this Agreement has been prepared by McKenna Long & Aldridge LLP, counsel to the Company, and that McKenna Long & Aldridge LLP is not representing, and is not acting on behalf of, Great Essential or the Holders in connection with this Agreement. Great Essential and the Holders have been provided with an opportunity to consult with their own counsel and their own business, securities and tax advisors with respect to this Agreement.

Section 3.07. Effective. This Agreement becomes effective upon the parties’ execution.

Section 3.08. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement.

Section 3.09. Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

Section 3.10. Amendments. This Agreement may be amended, modified or supplemented at any time by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto.

Section 3.11. Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses.

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(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have executed this CONVERTIBLE PROMISSORY NOTE TRANSFER AGREEMENT on the date first written above.

For and on behalf of:

CARLYLE ASIA GROWTH PARTNERS III, L.P.

By:
Name:
Title:

For and on behalf of:

CAGP III CO-INVESTMENT, L.P.

By:
Name:
Title:

For and on behalf of:

GREAT ESSENTIAL INVESTMENT, LTD.

By:
Name:
Title:

For and on behalf of:

CHINA RECYCLING ENERGY CORPORATION

By:
Name:
Title:

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